1 EXHIBIT 1.01 Conflict Minerals Report of Helen of Troy Limited In accord with Rule 13p-1 under the Securities Exchange Act of 1934 This is the Conflict Minerals Report of Helen of Troy Limited (“Helen of Troy”, the “Company”) for calendar year 2025 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). 1. Introduction Helen of Troy is a leading global consumer products company offering creative solutions for our customers through a diversified portfolio of well-recognized and widely trusted brands. The Company has built leading market positions through new product innovation, product quality and competitive pricing. Helen of Troy was incorporated as Helen of Troy Corporation in Texas in 1968 and reorganized as Helen of Troy Limited in Bermuda in 1994. Helen of Troy has two business segments: Home & Outdoor and Beauty & Wellness. The Home & Outdoor segment offers a broad range of outstanding world-class brands that help consumers enjoy everyday living inside their homes and outdoors. Our innovative products for home activities include food preparation and storage, cooking, cleaning, organization, and beverage service. Our outdoor performance range, on-the-go food storage, and beverageware includes lifestyle hydration products, coolers and food storage solutions, backpacks, and travel gear. Sales for this global segment are primarily to online and brick & mortar retailers and through our direct-to-consumer channel. The Beauty & Wellness segment provides consumers with a broad range of outstanding world-class brands for beauty and wellness. In Beauty, we deliver innovation through products such as hair styling appliances, grooming tools, and liquid and aerosol personal care products, and nail care solutions that help consumers look and feel more beautiful. In Wellness, we are there when you need us most with highly regarded humidifiers, thermometers, water and air purifiers, heaters, and fans. Sales for this global segment are primarily to online and brick & mortar retailers, distributors, and through our direct-to-consumer channel. Helen of Troy contracts with unaffiliated manufacturers, primarily in China, Mexico, Vietnam, to manufacture a significant portion of our finished goods for the Home & Outdoor segment and our Beauty & Wellness segment’s hair tools and accessories and nail consumables and grooming tools, as well as certain wellness product categories. The hair liquids category of the Beauty & Wellness segment sources most of its products from U.S. manufacturers. Helen of Troy contracts to have products manufactured that may contain gold, tantalum, tin and tungsten (“3TG”). As these materials may be necessary to Helen of Troy’s products, the Company has embarked on a process to trace the

2 origin of these metals to determine whether its sourcing practices support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and the surrounding area (the “Covered Countries”). The intent of this Conflict Minerals Report (“CMR”) is to describe this due diligence process. 2. Product Description Helen of Troy contracts to have products manufactured that may contain 3TG, such as home, outdoor, wellness, and beauty consumer products. Helen of Troy purchases finished product and is therefore several tiers removed from the mining operations. The Company does not purchase any materials directly from smelters or refiners, so Helen of Troy must rely on its suppliers to provide reliable and accurate information about 3TG. Helen of Troy’s suppliers were requested to use the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (“CMRT”) to identify gold, tantalum, tin and tungsten smelters or refiners (“SORs”) and associated countries of origin. Verified SORs were matched against available lists of processors that have been certified by internationally- recognized industry validation schemes, such as the Responsible Minerals Assurance Process (RMAP), the London Bullion Market Association Good Delivery Program (“LBMA”), and the Responsible Jewellery Council Chain-of- Custody Certification (“RJC”). Conflict free certification information is current as of May 4, 2026. 3. Reasonable Country of Origin Inquiry Description Helen of Troy obtained the aforementioned product information by implementing a Reasonable Country of Origin Inquiry (“RCOI”). Helen of Troy assembled an internal team, led by its Vice President- Regulatory, Sustainability & Governance, comprised of representatives from Helen of Troy’s finance, legal and supply chain departments. Helen of Troy engaged Source Intelligence (“SI”), a third-party information management service provider, to gather information from suppliers and establish a system of controls and transparency over its supply chain. The Company has worked with SI since 2014. Helen of Troy’s Tier 1 suppliers were engaged by SI to collect information regarding the presence and sourcing of 3TG used in the products supplied to them. Information was collected and stored using an online platform provided by SI. Supplier Engagement As in previous years, the RCOI began with an introduction email from Helen of Troy to suppliers describing its conflict minerals reporting requirements. Following that introduction email, a subsequent email was sent to suppliers containing a registration and survey request link to the online data collection platform. In an effort to increase awareness of the Company’s Conflict Minerals Compliance Program (CMCP), supporting regulation, and frequently asked questions

3 (FAQs) concerning 3TG mineral tracing, Helen of Troy’s suppliers were given access to an online Supplier Resource Center. The Supplier Resource Center provided educational information to facilitate a deeper understanding of conflict minerals and to inform suppliers as to why information was being requested. There were also opportunities to participate in webinars providing information on the Conflict Minerals Rule. Subsequent engagement followed these steps: • Following the initial introductions to the program and information request, up to three reminder emails were sent to each non-responsive supplier requesting survey completion. • Suppliers who remained non-responsive were contacted by email and offered assistance. This assistance included, but was not limited to, further information about the Conflict Minerals Compliance Program, an explanation of why the information was being collected, a review of how the information would be used, and clarification regarding how the information could be provided. • If, after these efforts, a given supplier still did not register with the system or provide the information requested, an escalation process was initiated. The escalation process consisted of direct outreach by Helen of Troy. Specifically, Helen of Troy contacted these suppliers by email to request their participation in the program. SI followed up with an email in a timely manner. Information Requested Suppliers were asked to provide information regarding the sourcing of their materials with the ultimate goal of identifying the 3TG SORs and associated mine countries of origin. Suppliers who had already performed a RCOI through the use of the CMRT were asked to upload this document into the online data collection platform or to provide this information in the online survey version. Where a supplier was unable to provide a CMRT, SI requested information on its suppliers of products or components which may require 3TG for their production or functionality. These Tier 2 suppliers, and subsequent tiers of suppliers as needed, were then engaged following the contact procedures explained above. When contact information was provided, Tier 2 and beyond suppliers were contacted via email in order to build a chain-of-custody back to the 3TG SOR. Every effort was made to address and meet the concerns of suppliers regarding their need to maintain the confidentiality of their data. In order to address this concern, SI executed non-disclosure agreements with Helen of Troy suppliers when requested. Helen of Troy chose to give their suppliers the ability to share information at a level with which they were most comfortable, i.e. company, product or user-defined, but the declaration scope had to be specified. Suppliers were requested to provide an electronic signature before submitting their data to Helen of Troy to verify that all answers

4 submitted were accurate to the best of the supplier’s knowledge, but the suppliers were not required to provide an electronic signature to submit their data. Quality Assurance Supplier responses were evaluated for plausibility, consistency, and gaps. If any of the following “quality control” (QC) flags were raised, suppliers were automatically contacted by the SI platform on a bi-weekly basis up to 3 contacts. • One or more smelter or refiners (SORs) were listed for an unused metal; • SOR information was not provided for a used metal, or SOR information provided was not a verified metal processor; • Supplier answered yes to sourcing from the Democratic Republic of the Congo or adjoining countries (“DRC”), but none of the SORs listed are known to source from the region; • Supplier indicated that they have not received conflict minerals data for each metal from all relevant suppliers; • Supplier indicated they have not identified all of the SORs used for the products included in the declaration scope; • Supplier indicated they have not provided all applicable SOR information received; and • Supplier indicated 100% of the 3TG for products covered by the declaration originates from scrap/recycled sources, but one or more SORs listed are not known to be exclusive recyclers. 4. RCOI Results Helen of Troy’s RCOI process revealed the following: • A total of 212 Tier 1 suppliers were identified by Helen of Troy as potentially in-scope for conflict mineral reporting purposes and all were contacted as part of the RCOI process. The survey response rate among these suppliers was 97%. • Out of these responding suppliers, 14% indicated conflict minerals were necessary to the functionality or production of the products they supply to Helen of Troy. • The responding suppliers using conflict minerals provided names of 222 verified SORs. • Of the 222 verified SORs, 99% are currently certified, are actively moving through the certification process or are planning to do so within two years. Approximately 83% of verified SORs had no indication of sourcing from the DRC/Covered Countries. Of those SORs that show indication of sourcing from the DRC/Covered Countries, all but 1 are currently certified or actively moving through the certification process. Related to the non-certified SOR, we required the relevant suppliers to cease any more purchases from this SOR for our products.

The following table lists the verified SORs provided by Helen of Troy's suppliers, along with the certification status of each SOR as of May 4, 2026.

Number	Metal	Official Smelter Name	Conflict-Free Certifications
1	Gold	Abington Reldan Metals, LLC	RMAP
2	Gold	Advanced Chemical Company	RMAP
3	Gold	Agosi AG	LBMA, RJC, RMAP
4	Gold	Aida Chemical Industries Co., Ltd.	RMAP
5	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	LBMA, RMAP
6	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	LBMA, RMAP
7	Gold	Argor-Heraeus S.A.	LBMA, RJC, RMAP
8	Gold	ASAHI METALFINE, Inc.	LBMA, RMAP
9	Gold	Asahi Refining Canada Ltd.	LBMA, RMAP
10	Gold	Asahi Refining USA Inc.	LBMA, RMAP
11	Gold	Asaka Riken Co., Ltd.	RMAP
12	Gold	Aurubis AG	LBMA, RMAP
13	Gold	Bangalore Refinery	RMAP
14	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	LBMA, RMAP
15	Gold	Boliden Mineral AB (Ronnskar)	LBMA, RMAP
16	Gold	C. Hafner GmbH + Co. KG	LBMA, RJC, RMAP
17	Gold	Chimet S.p.A.	LBMA, RMAP
18	Gold	Chugai Mining	RMAP
19	Gold	Coimpa Industrial LTDA	RMAP
20	Gold	Dowa	RMAP
21	Gold	DSC (Do Sung Corporation)	RMAP
22	Gold	Eco-System Recycling Co., Ltd. East Plant	RMAP
23	Gold	Eco-System Recycling Co., Ltd. North Plant	RMAP
24	Gold	Eco-System Recycling Co., Ltd. West Plant	RMAP
25	Gold	Elite Industech Co., Ltd.	RMAP
26	Gold	GG Refinery Ltd.	RMAP
27	Gold	Glencore Canada Corporation - CCR Refinery	LBMA, RMAP
28	Gold	Gold by Gold Colombia	RMAP
29	Gold	Gold Corporation - The Perth Mint	LBMA, RMAP
30	Gold	Heimerle + Meule GmbH	LBMA, RJC, RMAP
31	Gold	Heraeus Germany GmbH Co. KG	RMAP
32	Gold	Heraeus Metals Hong Kong Ltd.	LBMA, RJC, RMAP
33	Gold	Impala Platinum - Base Metal Refinery (BMR)	RMAP
34	Gold	Impala Platinum - Platinum Metals Refinery (PMR)	RMAP
35	Gold	Impala Platinum - Rustenburg Smelter	RMAP
36	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	LBMA, RMAP

5

37	Gold	Ishifuku Metal Industry Co., Ltd.	LBMA, RMAP
38	Gold	Istanbul Gold Refinery	LBMA, RMAP
39	Gold	Italpreziosi	RJC, RMAP
40	Gold	Japan Mint	LBMA, RMAP
41	Gold	Jiangxi Copper Co., Ltd.	LBMA, RMAP
42	Gold	JX Advanced Metals Corporation	LBMA, RMAP
43	Gold	Kazzinc Ltd	LBMA, RMAP
44	Gold	Kennecott Utah Copper LLC	LBMA, RMAP
45	Gold	KGHM Polska Miedz Spolka Akcyjna	RMAP
46	Gold	Kojima Chemicals Co., Ltd.	RMAP
47	Gold	Korea Zinc Co., Ltd.	RMAP
48	Gold	LS MnM Inc.	LBMA, RMAP
49	Gold	LT Metal Ltd.	RMAP
50	Gold	Materion	RMAP
51	Gold	Matsuda Sangyo Co., Ltd.	LBMA, RMAP
52	Gold	Metal Concentrators SA (Pty) Ltd.	RJC, RMAP
53	Gold	Metalor Technologies (Hong Kong) Ltd.	LBMA, RJC, RMAP
54	Gold	Metalor Technologies (Singapore) Pte., Ltd.	LBMA, RJC, RMAP
55	Gold	Metalor Technologies (Suzhou) Ltd.	LBMA, RJC, RMAP
56	Gold	Metalor Technologies S.A.	LBMA, RJC, RMAP
57	Gold	Metalor USA Refining Corporation	LBMA, RJC, RMAP
58	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	LBMA, RMAP
59	Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	None
60	Gold	Mitsubishi Materials Corporation	LBMA, RMAP
61	Gold	Mitsui Mining and Smelting Co., Ltd.	LBMA, RMAP
62	Gold	MKS PAMP SA	LBMA, RMAP
63	Gold	MMTC-PAMP India Pvt., Ltd.	LBMA, RMAP
64	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	LBMA, RMAP
65	Gold	Navoi Mining and Metallurgical Combinat	LBMA, RMAP
66	Gold	NH Recytech Company	RMAP
67	Gold	Nihon Material Co., Ltd.	LBMA, RMAP
68	Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	RJC, RMAP
69	Gold	Ohura Precious Metal Industry Co., Ltd.	RMAP
70	Gold	Planta Recuperadora de Metales SpA	RMAP
71	Gold	PT Aneka Tambang (Persero) Tbk	LBMA, RMAP
72	Gold	PX Precinox S.A.	LBMA, RMAP
73	Gold	Rand Refinery (Pty) Ltd.	LBMA, RMAP
74	Gold	REMONDIS PMR B.V.	RMAP
75	Gold	Royal Canadian Mint	LBMA, RMAP
76	Gold	SAFINA A.S.	RMAP
77	Gold	SEMPSA Joyeria Plateria S.A.	LBMA, RJC, RMAP
78	Gold	Shandong Gold Smelting Co., Ltd.	LBMA, RMAP
79	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	LBMA, RMAP

6

80	Gold	Sichuan Tianze Precious Metals Co., Ltd.	LBMA, RMAP
81	Gold	Solar Applied Materials Technology Corp.	LBMA, RMAP
82	Gold	Sumitomo Metal Mining Co., Ltd.	LBMA, RMAP
83	Gold	SungEel HiMetal Co., Ltd.	RMAP
84	Gold	T.C.A S.p.A	LBMA, RMAP
85	Gold	Tanaka Kikinzoku Kogyo K.K.	LBMA, RMAP
86	Gold	Tokuriki Honten Co., Ltd.	LBMA, RMAP
87	Gold	TOO Tau-Ken-Altyn	LBMA, RMAP
88	Gold	Umicore S.A. Business Unit Precious Metals Refining	LBMA, RMAP
89	Gold	United Precious Metal Refining, Inc.	RMAP
90	Gold	Valcambi S.A.	LBMA, RJC, RMAP
91	Gold	WIELAND Edelmetalle GmbH	RJC, RMAP
92	Gold	Yamakin Co., Ltd.	RMAP
93	Gold	Yokohama Metal Co., Ltd.	RMAP
94	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	LBMA, RMAP
95	Gold	Zijin Mining Group Gold Smelting Co. Ltd.	LBMA, RMAP
96	Tantalum	AMG Brasil	RMAP
97	Tantalum	D Block Metals, LLC	RMAP
98	Tantalum	F&X Electro-Materials Ltd.	RMAP
99	Tantalum	FIR Metals & Resource Ltd.	RMAP
100	Tantalum	Global Advanced Metals Aizu	RMAP
101	Tantalum	Global Advanced Metals Boyertown	RMAP
102	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	RMAP
103	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	RMAP
104	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	RMAP
105	Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	RMAP - Active
106	Tantalum	Jiangxi Tuohong New Raw Material	RMAP
107	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	RMAP
108	Tantalum	Jiujiang Tanbre Co., Ltd.	RMAP
109	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	RMAP
110	Tantalum	KEMET de Mexico	RMAP
111	Tantalum	Materion Newton Inc.	RMAP
112	Tantalum	Metallurgical Products India Pvt., Ltd.	RMAP
113	Tantalum	Mineracao Taboca S.A.	RMAP
114	Tantalum	Mitsui Mining and Smelting Co., Ltd.	RMAP
115	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	RMAP
116	Tantalum	NPM Silmet OU	RMAP
117	Tantalum	PowerX Ltd.	RMAP
118	Tantalum	QuantumClean	RMAP
119	Tantalum	Resind Industria e Comercio Ltda.	RMAP
120	Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	RMAP
121	Tantalum	Taki Chemical Co., Ltd.	RMAP
122	Tantalum	TANIOBIS Co., Ltd.	RMAP

7

123	Tantalum	TANIOBIS GmbH	RMAP
124	Tantalum	TANIOBIS Japan Co., Ltd.	RMAP
125	Tantalum	TANIOBIS Smelting GmbH & Co. KG	RMAP
126	Tantalum	Telex Metals	RMAP
127	Tantalum	Ulba Metallurgical Plant JSC	RMAP
128	Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	RMAP
129	Tantalum	XinXing Haorong Electronic Material Co., Ltd.	RMAP
130	Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	RMAP
131	Tin	Alpha Assembly Solutions Inc	RMAP
132	Tin	Aurubis Beerse	RMAP
133	Tin	Aurubis Berango	RMAP
134	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	RMAP
135	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	RMAP
136	Tin	China Tin Group Co., Ltd.	RMAP
137	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	RMAP - Active
138	Tin	CRM Synergies EMEA, S.L.U.	RMAP
139	Tin	CV Ayi Jaya	RMAP
140	Tin	Dongguan Best Alloys Co., Ltd.	RMAP
141	Tin	Dowa	RMAP
142	Tin	EM Vinto	RMAP
143	Tin	Estanho de Rondonia S.A.	RMAP
144	Tin	Fabrica Auricchio Industria e Comercio Ltda.	RMAP
145	Tin	Fenix Metals	RMAP
146	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	RMAP
147	Tin	Global Advanced Metals Greenbushes Pty Ltd.	RMAP
148	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	RMAP
149	Tin	HuiChang Hill Tin Industry Co., Ltd.	RMAP
150	Tin	Jiangxi New Nanshan Technology Ltd.	RMAP - Active
151	Tin	Luna Smelter, Ltd.	RMAP
152	Tin	Magnu's Minerais Metais e Ligas Ltda.	RMAP
153	Tin	Malaysia Smelting Corporation (MSC)	None
154	Tin	Malaysia Smelting Corporation Berhad (Port Klang)	RMAP
155	Tin	Metallic Resources, Inc.	RMAP
156	Tin	Mineracao Taboca S.A.	RMAP
157	Tin	Mining Minerals Resources SARL	RMAP
158	Tin	Minsur	RMAP
159	Tin	Mitsubishi Materials Corporation	RMAP
160	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	RMAP
161	Tin	O.M. Manufacturing Philippines, Inc.	RMAP
162	Tin	Operaciones Metalurgicas S.A.	RMAP
163	Tin	P Kay Metal, Inc	RMAP
164	Tin	PT Arsed Indonesia	RMAP
165	Tin	PT Artha Cipta Langgeng	RMAP - Active

8

166	Tin	PT ATD Makmur Mandiri Jaya	RMAP
167	Tin	PT Bangka Prima Tin	RMAP
168	Tin	PT Cipta Persada Mulia	RMAP
169	Tin	PT Mitra Stania Prima	RMAP
170	Tin	PT Mitra Sukses Globalindo	RMAP
171	Tin	PT Premium Tin Indonesia	RMAP
172	Tin	PT Prima Timah Utama	RMAP
173	Tin	PT Putera Sarana Shakti (PT PSS)	RMAP
174	Tin	PT Rajehan Ariq	RMAP
175	Tin	PT Timah Tbk Kundur	RMAP
176	Tin	PT Timah Tbk Mentok	RMAP
177	Tin	Resind Industria e Comercio Ltda.	RMAP
178	Tin	Rui Da Hung	RMAP
179	Tin	Super Ligas	RMAP
180	Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	RMAP
181	Tin	Thaisarco	RMAP
182	Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	RMAP
183	Tin	Tin Technology & Refining	RMAP
184	Tin	White Solder Metalurgia e Mineracao Ltda.	RMAP
185	Tin	Woodcross Smelting Company Limited	RMAP
186	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	None
187	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	RMAP
188	Tungsten	A.L.M.T. Corp.	RMAP
189	Tungsten	Asia Tungsten Products Vietnam Ltd.	RMAP
190	Tungsten	China Molybdenum Tungsten Co., Ltd.	RMAP
191	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	RMAP
192	Tungsten	Cronimet Brasil Ltda	RMAP
193	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	RMAP
194	Tungsten	Global Tungsten & Powders LLC	RMAP
195	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	RMAP
196	Tungsten	H.C. Starck Tungsten GmbH	RMAP
197	Tungsten	Hubei Green Tungsten Co., Ltd.	RMAP
198	Tungsten	Japan New Metals Co., Ltd.	RMAP
199	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	RMAP
200	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	RMAP
201	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	RMAP
202	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	RMAP
203	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	RMAP
204	Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	RMAP
205	Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	RMAP
206	Tungsten	Kennametal Fallon	RMAP

9

207	Tungsten	Kennametal Huntsville	RMAP
208	Tungsten	Lianyou Metals Co., Ltd.	RMAP
209	Tungsten	Lianyou Resources Co., Ltd.	RMAP
210	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	RMAP
211	Tungsten	Masan High-Tech Materials	RMAP
212	Tungsten	Niagara Refining LLC	RMAP
213	Tungsten	Philippine Bonway Manufacturing Industrial Corporation	RMAP
214	Tungsten	Philippine Chuangxin Industrial Co., Inc.	RMAP
215	Tungsten	S.P.T. spol.s r.o.	RMAP
216	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	RMAP
217	Tungsten	TANIOBIS Smelting GmbH & Co. KG	RMAP
218	Tungsten	Tungamoy Metals Inc.	RMAP
219	Tungsten	Tungsten Vietnam Joint Stock Company	RMAP
220	Tungsten	Wolfram Bergbau und Hutten AG	RMAP
221	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	RMAP
222	Tungsten	Xiamen Tungsten Co., Ltd.	RMAP

Certification Status:

1. Responsible Minerals Assurance Process (RMAP)
   - **RMAP**: The smelter has an active certification or is in the process of renewing their certification.
   - **RMAP -Active**: The smelter is actively moving through the certification process.

2. Responsible Gold Certificate: London Bullion Market Association (LBMA)
   - **LBMA**: The smelter has obtained a Responsible Gold Certification.

3. Chain of Custody Certificate: Responsible Jewellery Council (RJC)
   - **RJC:** The smelter has obtained a Chain-of-Custody Certification**.**

*NA refers to no applicable standard identified

Countries of origin for these SORs are believed to include:

Country or Region of Origin		
Angola	Guyana	Philippines
Argentina	Hong Kong	Poland
Armenia	Hungary	Portugal
Australia	India	Russian Federation
Austria	Indonesia	Rwanda

10

11 Country or Region of Origin Belarus Ireland Saudi Arabia Belgium Israel Sierra Leone Bermuda Italy Singapore Bolivia Japan Slovakia Brazil Jersey South Africa Burundi Kazakhstan South Sudan Cambodia Kenya Spain Canada Korea, Republic of Suriname Central African Republic Kyrgyzstan Sweden Chile Laos Switzerland China Luxembourg Taiwan Colombia Madagascar Tajikistan Congo Malaysia Tanzania Cote D’Ivoire Mali Thailand Czechia Mexico Turkey Djibouti Mongolia Uganda Ecuador Morocco United Arab Emirates Egypt Mozambique United Kingdom Estonia Myanmar United States of America Ethiopia Namibia Uzbekistan UzFinland Netherlands Vietnam France Niger Zambia Germany Nigeria Zimbabwe Ghana Papau New Guinea Guinea Peru

12 5. Due Diligence Process Helen of Troy’s due diligence process was designed to conform to the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Helen of Troy is a downstream company in the supply chain, due diligence practices were tailored accordingly. • Step 1- Establish strong company management systems Helen of Troy’s conflict minerals policy is publicly available at www.helenoftroy.com. The Company utilizes an internal team, led by the Vice President- Regulatory, Sustainability & Governance, comprised of representatives from the finance, legal and supply chain departments to communicate and manage compliance initiatives. Team members work with the suppliers on a continual basis to maintain an open dialog and transparency in the procurement process. Findings are reported to senior management, as well as to the internal audit department. The Company’s internal team efforts are supplemented with a third-party service provider’s extensive knowledge and experience, as well as training seminars on conflict minerals. • Step 2- Identify and assess risk in the supply chain The Company continues to refine its list of product categories and suppliers that may fall within the scope of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Expectations with regard to supplier performance, transparency and sourcing are clearly communicated through supplier training. Quality assessments with suppliers are being expanded to encompass compliance initiatives. Suppliers are being encouraged to implement conflict mineral policies with their vendors. • Step 3- Design and implement a strategy to respond to identified risks Helen of Troy continues to make improvements on risk management. As RCOI are conducted and additional information becomes available regarding components and materials being used in the Company’s products, potential risks can be tracked and mitigated. The online platform maintained by SI allows Helen of Troy to 1 OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf. 2 Upstream companies refer to those between the mine and SORs. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs. 3 Downstream companies refer to those entities between the SORs and the retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers and retailers.

13 access and analyze supplier responses as well as SOR information. Any suppliers found to be sourcing from SORs that support conflict in the DRC region will be required to explore alternative sources. • Step 4- Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain As part of Helen of Troy’s due diligence, and in conjunction with SI, the Company relies upon the following internationally accepted compliance standards to determine which SORs are considered DRC Conflict Free: Responsible Minerals Assurance Process compliance standard, Responsible Sourcing Programme compliance standard, and Chain of Custody of the Responsible Jewellery Council’s Code of Practices. If the SOR is not certified by these internationally-recognized schemes, attempts are made to contact the SOR to gain more information about their sourcing practices, including countries of origin and transfer, and whether there are any internal due diligence procedures in place or other processes to track the chain-of-custody on the source of the SOR’s mineral ores. Relevant information to review includes: whether the SOR has a documented, effective and communicated conflict free policy, an accounting system to support a mass balance of materials processed, and traceability documentation. Internet research is also performed to determine whether there are any outside sources of information regarding the SOR’s sourcing practices. • Step 5- Report on supply chain due diligence Helen of Troy reports annually on supply chain due diligence through the Form SD and this CMR filed with the Securities and Exchange Commission. The Form SD is publicly available at www.helenoftroy.com. 6. Steps to Improve Due Diligence Helen of Troy will endeavor to continuously improve upon its supply chain due diligence efforts via the following measures: • Continue to assess the presence of 3TG in its supply chain • Clearly communicate expectations with regard to supplier performance, transparency and sourcing • Educate suppliers who are being contacted for the first time due to recent acquisitions and maintain the response rate for the RCOI process • Continue to compare RCOI results to information collected via independent conflict free smelter validation programs 7. Product Determination

14 Based on its RCOI process, Helen of Troy is unable to determine whether or not various components/materials, which contribute to products sold by its business segments, are DRC conflict free. 8. Independent Private Sector Audit Based on Helen of Troy’s declaration, a private sector audit is not required.